Exhibit 10.8

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is made as of July 9, 2010, between China Broadband, Inc., a Nevada corporation (the “Company”) and Shane McMahon (including his successors and assigns, the “Investor”). Capitalized terms not defined herein have the meanings assigned to them in the Securities Purchase Agreement, as defined below.

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement dated as of May 20, 2010 (the “Securities Purchase Agreement”); and

WHEREAS, concurrently with the Closing under the Securities Purchase Agreement, the Company and the Investor desire to amend that Agreement as set forth herein;

NOW, THEREFORE, in consideration of, and subject to, the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by the terms and conditions hereof, the parties hereto hereby agree as follows:

1.	Other Agreements. Section 9 of the Securities Purchase Agreement is amended to add the following:

9.7           Formation of Sinotop WFOE. As soon as reasonably practicable after the Closing, the Company will cause the formation of Sinotop WFOE.

9.8           Sinotop VIE Agreements.   Within ten (10) days after the issuance of a business license for the Sinotop WFOE by the competent office of the PRC State Administration of Industry and Commerce, the Company ensure the following:

(a)           Sinotop HK, SinoTop Beijing, Sinotop WFOE and Zhang Yan will execute and deliver to one another a Termination, Assignment and Assumption Agreement in the form attached as Exhibit A (the “Assignment Agreement”);

(b)           In accordance with the Assignment Agreement, the Equity Pledge included as part of the Sinotop VIE Agreements will be terminated, and the parties to the Assignment Agreement will enter into a replacement Equity Pledge Agreement (the “New Equity Pledge”), for the benefit of Sinotop WFOE, in the form attached to the Assignment Agreement; and

(c)           As soon as practicable after the execution and delivery of the New Equity Pledge, the parties will register that pledge with the competent office of the PRC State Administration of Industry and Commerce and/or any other governmental authority necessary to ensure the effectiveness and enforceability of the pledge.

9.9           Segregated U.S. Account. The Company shall hold all funds of the Investor that the Company receives as consideration for the Purchase Price in an account located in the United States and shall not further fund, directly or indirectly, [Opco] until such time that (a) the Sinotop WFOE has been duly organized under applicable law and (b) the Company has received an opinion in respect of [Opco] from TranAsia Lawyers, dated as of the date of the closing of the Sinotop Acquisition, in such form and substance as agreed to by the Company and the Investor.

2.	Indemnification.

2.1	Section 12.8(a) of the Securities Purchase Agreement is hereby amended by adding the following sentence immediately prior to the sentence of such Section:

“The representations, warranties and covenants of the Company, and the Investor’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Investor (including by any of his representatives) or by reason of the fact that the Investor or any of his representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Investor’s waiver of any condition set forth in Section 7.”

2.2	Section 12.8(a) of the Securities Purchase Agreement is hereby further amended by adding the following sentence immediately after the last sentence of such Section:

“Notwithstanding anything to the contrary contained in this Agreement, the Company agrees to defend, indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all Losses to which such Person may become subject that relate to any of the matters disclosed on Schedule 5.12, and shall reimburse any such Person for all such amounts as they are incurred by such Person.”

3.	Expenses. Section 12.13 of the Securities Purchase Agreement is hereby amended by deleting the first sentence of such Section in its entirety and replacing such sentence with the following:

“The Company shall pay all costs and expenses, including the fees and disbursements of any counsel and accountants retained by the Investor, incurred by the Investor in connection with the preparation, execution, delivery and performance of the Series A Transaction Documents and the transactions contemplated thereby, whether or not such transactions are consummated up to a maximum amount, or cap, of $50,000”.

4.
Certain Exhibits.  Exhibit B-1 (Loan Cancellation Agreement) to the Securities Purchase Agreement is herby removed in its entirety and replaced with the Loan Cancellation and Note Assignment Agreement, which is attached hereto as Annex 1,

5.
Amendment.  This First Amendment is intended to be in full compliance with the requirements for an amendment to the Securities Purchase Agreement as required by Section 12.2 of that Agreement, and every defect in fulfilling such requirements for an effective amendment to the that Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.
Miscellaneous.   Sections 12.1-12.6 inclusive, 12.9 and 12.10 of the Securities Purchase Agreement are incorporated by reference herein and each provision of that Section will apply pari passu to this First Amendment as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“THE COMPANY”	“INVESTOR”

CHINA BROADBAND, INC.

By: _______________________________	_______________________________
Name: Marc Urbach	Name: Shane McMahon
Title: President

EXHIBIT A

Termination, Assignment and Assumption Agreement

(attached)1

1             For reference, this is doc. “Sinotop Assignment and Assumption Agreement – VIE.”

EXHIBIT B

  Loan Cancellation and Note Assignment Agreement

(attached)